  Exhibit 99.1

PEDEVCO CEO Announces Acquisition of over 8% of Ring Energy, Inc.

PEDEVCO Evaluating Acquisition of Ring Energy Shares from CEO

Houston, Texas, October 21, 2019 – PEDEVCO Corp. (NYSE American: PED) (the “Company”) announced today that it is in discussions with Dr. Simon Kukes, the Company’s Chief Executive Officer and majority shareholder, to evaluate the potential acquisition by the Company of Dr. Kukes’ approximately 8.1% ownership stake in Ring Energy, Inc. (NYSE American:  REI). Dr. Kukes announced his acquisition of the Ring Energy shares in a Schedule 13D filed today with the U.S. Securities and Exchange Commission.  Ring Energy is a Midland, Texas-based oil and gas exploration, development, and production company with current operations in the Permian Basin in West Texas that are in close proximity to, and the Company believes are complementary to, the Company’s Permian Basin assets.

The Company has approximately $30 million of free cash and no debt, and is currently working to complete its 2019 development plan with the drilling and completion of 5 additional horizontal San Andres wells in the Permian Basin.

Mr. J. Douglas Schick, the Company's President, commented, "We are pleased with our progress and initial results from our 2019 development program in the Permian and look forward to continuing to grow our business in 2020 through greenfield development and continuing to evaluate potential acquisitions, including the position in Ring Energy held by Dr. Kukes."

About PEDEVCO Corp.

PEDEVCO Corp. (NYSE American: PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects in the United States. The Company’s principal assets are its San Andres Asset located in the Northwest Shelf of the Permian Basin in eastern New Mexico, and its D-J Basin Asset located in the D-J Basin in Weld and Morgan Counties, Colorado. PEDEVCO is headquartered in Houston, Texas.

Cautionary Statement Regarding Forward Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Acts”). In particular, when used in the preceding discussion, the words "estimates," "believes," "hopes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and subsequently filed Quarterly Reports on Form 10-Q under the heading "Risk Factors". The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements, except as otherwise required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. Readers are also urged to carefully review and consider the other various disclosures in the Company's public filings with the Securities Exchange Commission (SEC).

Contacts

PEDEVCO Corp.

1-713-221-1768

PR@pedevco.com